CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports in this Form 8-K with respect to the financial statements of Navajo Communications Company, Inc., ALLTEL Nevada, Inc. and Mountain State Telephone Company for the two years ended December 31, 1994, dated
January 27, 1995 for Navajo Communications Company, Inc. and ALLTEL Nevada, Inc., and January 23, 1995 for Mountain State Telephone Company, and to the incorporation by reference in the Form S-3 registration statement dated March 28, 1994 (File No. 33-51529).


                                     By:/s/ Arthur Andersen LLP
                                     ---------------------------



Little Rock, Arkansas
May 30, 1995